                                                                   EXHIBIT 10.40



          ************************************************************



                            HOME SHOPPING CLUB, INC.
                              HSN MAIL ORDER, INC.
                               HSN DIRECT, INC.,
                                 as Applicants


                                HSN REALTY, INC.
                          HOME SHOPPING NETWORK, INC.,
                                 as Guarantors

                                   __________

                                LETTER OF CREDIT
                               FACILITY AGREEMENT


                         Dated as of September 28, 1995

                                   __________


                             THE BANK OF NEW YORK,
                                   as Issuer

                                   __________



                      THE BANK OF NEW YORK COMPANY, INC.,
                                 as Participant

                                   __________


                             THE BANK OF NEW YORK,
                            as Administrative Agent

                                   __________



          ************************************************************

                               TABLE OF CONTENTS

                                                                       Page
                                                                       ----
Section 1.   Definitions and Accounting Matters. . . . . . . . . . . . .  1
    1.1.     Certain Defined Terms . . . . . . . . . . . . . . . . . . .  1
    1.2.     Certain Accounting Matters. . . . . . . . . . . . . . . . .  7

Section 2.   Letters of Credit . . . . . . . . . . . . . . . . . . . . .  8
    2.1.     The Letters of Credit . . . . . . . . . . . . . . . . . . .  8
    2.2.     Commitment Termination Date of the BNY L/C Facility   . . .  9
    2.3.     Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
    2.4.     Reimbursement for Drawings Under the Letters of
             Credit; Default Interest; Manner of Payment . . . . . . . .  9
    2.5.     Immediate Utilization of Commitment . . . . . . . . . . . . 11
    2.6.     Letter of Credit Participations . . . . . . . . . . . . . . 11
    2.7.     Set-off; Sharing of Payments, Etc . . . . . . . . . . . . . 13

Section 3.   Additional Costs; Taxes . . . . . . . . . . . . . . . . . . 14
    3.1.     Additional Costs  . . . . . . . . . . . . . . . . . . . . . 14
    3.2.     Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

Section 4.   Guarantee . . . . . . . . . . . . . . . . . . . . . . . . . 15
    4.1.     Unconditional Guarantee . . . . . . . . . . . . . . . . . . 15
    4.2.     Validity. . . . . . . . . . . . . . . . . . . . . . . . . . 16
    4.3.     Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . 16
    4.4.     Subordination and Subrogation . . . . . . . . . . . . . . . 17
    4.5.     Acceleration  . . . . . . . . . . . . . . . . . . . . . . . 18
    4.6.     Reinstatement . . . . . . . . . . . . . . . . . . . . . . . 18

Section 5.   Conditions Precedent. . . . . . . . . . . . . . . . . . . . 18
    5.1.     Effectiveness of this Agreement . . . . . . . . . . . . . . 18
    5.2.     Conditions to Issuance of Letters of Credit . . . . . . . . 19

Section 6.   Representations and Warranties. . . . . . . . . . . . . . . 21
    6.1.     Corporate Existence . . . . . . . . . . . . . . . . . . . . 21
    6.2.     No Breach . . . . . . . . . . . . . . . . . . . . . . . . . 21
    6.3.     Corporate Action. . . . . . . . . . . . . . . . . . . . . . 22
    6.4.     Approvals . . . . . . . . . . . . . . . . . . . . . . . . . 22
    6.5.     Litigation  . . . . . . . . . . . . . . . . . . . . . . . . 22

                                                                       Page
                                                                       ----
    6.6.     Use of Letters of Credit. . . . . . . . . . . . . . . . .   22
    6.7.     Pari Passu Obligations. . . . . . . . . . . . . . . . . .   22
    6.8.     Pledge Agreement. . . . . . . . . . . . . . . . . . . . .   23
    6.9.     Security Interest . . . . . . . . . . . . . . . . . . . .   23
    6.10.    Investment Company Act  . . . . . . . . . . . . . . . . .   23

Section 7.   Covenants of each Applicant and each Guarantor. . . . . .   23
    7.1.     Incorporated Covenants  . . . . . . . . . . . . . . . . .   23
    7.2.     Ranking . . . . . . . . . . . . . . . . . . . . . . . . .   24
    7.3.     Cash Collateralization  . . . . . . . . . . . . . . . . .   24

Section 8.   Events of Default . . . . . . . . . . . . . . . . . . . .   24

Section 9.   Security Interest . . . . . . . . . . . . . . . . . . . .   26
    9.1.     Grant of Security Interest  . . . . . . . . . . . . . . .   26
    9.2.     Perfection of Security Interest in the Collateral;
             Necessary Filings; Notations; Place of
             Business/Location of Collateral . . . . . . . . . . . . .   26
    9.3.     Further Assurances  . . . . . . . . . . . . . . . . . . .   27
    9.4.     Actions by the Administrative Agent . . . . . . . . . . .   28
    9.5.     Rights and Remedies Upon Default. . . . . . . . . . . . .   29
    9.6.     Release Upon Reimbursement of Drawing . . . . . . . . . .   31
    9.7.     Waiver by the Applicants  . . . . . . . . . . . . . . . .   31
    9.8.     Purchase By the Administrative Agent, the Issuer
             or Any Participant  . . . . . . . . . . . . . . . . . . .   32
    9.9.     No Representation; Etc. . . . . . . . . . . . . . . . . .   32
    9.10.    Remedies  . . . . . . . . . . . . . . . . . . . . . . . .   33
    9.11.    Indemnity . . . . . . . . . . . . . . . . . . . . . . . .   33
    9.12.    Termination; Release  . . . . . . . . . . . . . . . . . .   34

Section 10.  The Administrative Agent. . . . . . . . . . . . . . . . .   34
    10.1.    Appointment, Powers and Immunities. . . . . . . . . . . .   34
    10.2.    Reliance by the Administrative Agent. . . . . . . . . . .   35
    10.3.    Defaults. . . . . . . . . . . . . . . . . . . . . . . . .   35
    10.4.    Other Rights of the Administrative Agent. . . . . . . . .   35
    10.5.    Indemnification . . . . . . . . . . . . . . . . . . . . .   36
    10.6.    Non-Reliance on Administrative Agent  . . . . . . . . . .   36
    10.7.    Failure to Act. . . . . . . . . . . . . . . . . . . . . .   37
    10.8.    Resignation or Removal of Administrative Agent  . . . . .   37
    10.9.    Administrative Agent's Office . . . . . . . . . . . . . .   37

                                                                       Page
                                                                       ----
Section 11.  Miscellaneous . . . . . . . . . . . . . . . . . . . . . .   38
    11.1.    Waiver. . . . . . . . . . . . . . . . . . . . . . . . . .   38
    11.2.    Notices . . . . . . . . . . . . . . . . . . . . . . . . .   38
    11.3.    Expenses, Etc . . . . . . . . . . . . . . . . . . . . . .   38
    11.4.    Amendments, Etc . . . . . . . . . . . . . . . . . . . . .   39
    11.5.    Successors and Assigns. . . . . . . . . . . . . . . . . .   40
    11.6.    Assignments and Participation . . . . . . . . . . . . . .   40
    11.7.    Confidentiality . . . . . . . . . . . . . . . . . . . . .   41
    11.8.    Survival. . . . . . . . . . . . . . . . . . . . . . . . .   42
    11.9.    Captions. . . . . . . . . . . . . . . . . . . . . . . . .   42
    11.10.   Counterparts. . . . . . . . . . . . . . . . . . . . . . .   42
    11.11.   GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . .   42
    11.12.   JURISDICTION. . . . . . . . . . . . . . . . . . . . . . .   42
    11.13.   The Collateral Agent  . . . . . . . . . . . . . . . . . .   43
    11.14.   Severability. . . . . . . . . . . . . . . . . . . . . . .   43

SCHEDULE 1            List of Converted Letters of Credit
SCHEDULE 2            Place of Business/Location of Collateral

EXHIBIT A             Form of Letter of Credit Application
EXHIBIT B             Form of Opinion of Counsel to the Applicants and the
                      Guarantors
EXHIBIT C             Form of Pledge Agreement
EXHIBIT D             Form of Intercreditor Agreement

                                LETTER OF CREDIT
                               FACILITY AGREEMENT


                 LETTER OF CREDIT FACILITY AGREEMENT, dated as of September 28, 1995 (as the same may be amended, modified or supplemented from time to time, this "Agreement"), among HOME SHOPPING CLUB, INC., a Delaware corporation ("HSC"); HSN MAIL ORDER, INC., a Delaware corporation ("HSN Mail Order"); HSN DIRECT, INC., a Delaware corporation ("HSN Direct"; together with HSC and HSN Mail Order, the "Applicants"); HSN REALTY, INC., a Delaware corporation ("HSNR"); HOME SHOPPING NETWORK, INC., a Delaware corporation ("HSN"; together with HSNR, the "Guarantors"); THE BANK OF NEW YORK (the "Issuer"); THE BANK OF NEW YORK COMPANY, INC. (the "Participant"); and THE BANK OF NEW YORK, as Administrative Agent (in such capacity, together with its successors, the "Administrative Agent").

                 The Applicants have requested, and the Issuer has agreed, to provide the Applicants with a commercial letter of credit facility pursuant to this Letter of Credit Facility Agreement and under the guarantee of the Guarantors in the aggregate principal amount not exceeding $25,000,000 at any one time outstanding upon the terms and conditions hereof.

                 Accordingly, the parties hereto hereby agree as follows:


                 Section 1.  Definitions and Accounting Matters.

                 1.1 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

                 "Affiliate" shall mean, with respect to any Person, any other Person (other than a Wholly-Owned Subsidiary of such Person) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person (x) is an officer or director of such other Person, (y) possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise or
(z) directly or indirectly owns or controls 10% or more of such other Person's capital stock.

                 "Amended Revolving Credit Agreement" shall mean the Existing Revolving Credit Agreement, as amended by the Third Amendment, dated as of even date hereof, and as the same may be further amended, modified or supplemented from time to time, among HSN, as borrower, HSC and HSNR, as guarantors, the banks signatory thereto, LTCB Trust Company, as Agent, the Bank of New York Company, Inc., Toronto Dominion [Texas], Inc. and [Bank of Montreal], each as a co-agent, and LTCB Trust Company, as Administrative Agent for the Banks.

                 "Application" shall mean an application by an Applicant requesting that the Issuer issue a Letter of Credit, such application to be substantially in the form attached hereto as Exhibit A.

                 "Authorized Signatory" shall mean, with respect to any Applicant, such persons whose names, incumbency and signatures shall have been certified to the Issuer pursuant to Section 5.1(b).

                 "Bankruptcy Code" shall mean the federal Bankruptcy Code of the United States, 11 U.S.C. Section 101 et seq., the regulations thereunder and any successor Federal statute and regulations.

                 "Beneficiary" shall mean the beneficiary named in any Letter of Credit.

                 "BNY L/C Facility" shall mean the letter of credit facility established pursuant to this Agreement.

                 "Business Day" shall mean any day on which commercial banks are not authorized or required to close in New York City.

                 "Collateral" shall mean, collectively, (i) all personal property purchased by or for the account of an Applicant with the proceeds of Drawings under the Letters of Credit, whether now or hereafter existing or now owned or hereafter acquired and whether or not subject to Article 9 of the UCC; (ii) any and all shipping documents, warehouse receipts, policies or certificates of insurance and other documents or instruments accompanying or related to Drawings under the Letters of Credit and all property shipped, stored or otherwise disposed of under or pursuant to or in connection with the Letters of Credit, or in any way relating thereto or to any of the Drawings (whether or not such documents, goods or other property be released to such Applicant or upon such Applicant's order and whether or not any such release shall be on trust or bailee receipt); (iii) all rights and causes of action of each Applicant against all parties arising from or in connection with the contract of sale or purchase of the property covered by the Letters of Credit, or any guarantees, agreements or other undertakings (including those in effect between an Applicant and any account party named in the Letter of Credit), credits, policies of insurance or other assurances in connection therewith; and (iv) all "proceeds" (as such term is defined in the UCC) of each of the foregoing.

                 "Collateral Agent" shall mean LTCB Trust Company, in its capacity as Collateral Agent under the Pledge Agreement.

                 "Commitment" shall mean, in the case of the Issuer, the Issuer's commitment to issue Letters of Credit under the BNY L/C Facility in a maximum aggregate stated amount of $25,000,000, and in the case of each Participant, such Participant's commitment to purchase participations in each Letter of Credit.

                 "Commitment Termination Date" shall mean April 1, 1997, or such earlier date as the Commitment shall terminate pursuant to Section 8 hereof.

                 "Default" shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

                 "Default Interest" shall mean the interest payable pursuant to
Section 2.4(b) on any Unreimbursed Drawing, which interest will accrue from the date such amount is due until the date such amount is paid in full.

                 "Default Rate" is a rate per annum equal to the sum of the Lender's Alternative Base Rate plus the Applicable Margin (as each such term is defined in the Amended Revolving Credit Agreement) plus 2%, calculated on the basis of a 360-day year for the actual number of days elapsed.

                 "Dollars" and "$" shall mean lawful money of the United States of America.

                 "Drawing" shall mean a drawing under a Letter of Credit upon presentation of the documents required by such Letter of Credit.

                 "Effective Date" shall mean the first date on which the conditions set forth in Section 5.1 have been satisfied or waived.

                 "Event of Default" shall have the meaning assigned to that term in Section 8 hereof.

                 "Existing Revolving Credit Agreement" shall mean the Second Amended and Restated Credit Agreement, dated as of August 30, 1994, as amended by the First Amendment thereto, dated as of March 29, 1995, and as further amended by the Second Amendment thereto, dated as of June 28, 1995, among HSN, as borrower, HSC, as guarantor, the banks signatory thereto, LTCB Trust Company, as Agent, The Bank of New York Company, Inc. and Bank of Montreal, each as a co- agent, and LTCB Trust Company, as Administrative Agent for the Banks.

                 "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Issuer on such day on such transactions as determined by the Issuer.

                 "Fees" shall mean the fees payable by the Applicants, as enumerated in Section 2.3.

                 "Fee Payment Date" shall mean the last Business Day of each of February, May, August and November in each year, the first of which shall be the first such day after the date of this Agreement.

                 "GAAP" shall mean generally accepted accounting principles in the United States of America, consistently applied, as in effect (unless otherwise specified in this Agreement) from time to time.

                 "Indebtedness" shall mean, for any Person (but without duplication):

                 (a) all indebtedness and other obligations of such Person for borrowed money or for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business and not overdue by more than 180 days), including, without limitation, all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                 (b) all obligations of such Person under interest rate or currency swaps, caps, collars, floors, options, forward exchange contracts and similar hedging arrangements;

                 (c) the stated amount of all letters of credit issued for the account of such Person and (without duplication) all drafts drawn thereunder, and the aggregate face amount of all banker's acceptances as to which such Person is obligated, other than trade letters of credit issued for the account of such Person in the ordinary course of business pursuant to the terms of which (i) such Person is obligated to reimburse the issuer thereof for any drawing thereunder on the date of such drawing and (ii) no other credit shall be extended thereunder to such Person by such issuer;

                 (d) all obligations of such Person under any Capital Leases (as defined in the Amended Revolving Credit Agreement);

                 (e) all obligations of such Person in connection with employee benefit or similar plans;

                 (f) all obligations of such Person in respect of guarantees, whether direct or indirect (including, without limitation, agreements to "keep well" or otherwise ensure a creditor against loss) with respect to any indebtedness or other obligation of any other Person of the type described in any of clauses (a) through (e) above;

                 (g) all indebtedness or other obligations referred to in any of clauses (a) through (f) above secured by any Lien upon property owned by such Person, whether or not such Person is liable on any such obligation; and

                 (h) all obligations of the Applicants, the Guarantors or any other Subsidiary under the Special Program and/or the Guaranteed Program (each as defined in Schedule 3 to the Amended Revolving Credit Agreement).

                 "Intercreditor Agreement" shall mean the Intercreditor Agreement, dated as of September 28, 1995, as amended, modified or supplemented from time to time, among the Banks party to the Amended Revolving Credit Agreement, the Issuer, the Participants and the Administrative Agents named therein, substantially in the form attached hereto as Exhibit D.

                 "Letter of Credit" shall mean each letter of credit issued by the Issuer pursuant to Section 2.1.

                 "Lien" shall mean, with respect to any asset or other property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset or property, any agreement to grant any of the foregoing with respect to such asset or property, and the filing of a financing statement or similar recording in any jurisdiction with respect to such asset or property. For all purposes hereunder, any Applicant, either Guarantor or any of their respective Affiliates and Subsidiaries shall be deemed to own subject to a Lien (i) any asset or other property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset or property and (ii) any account receivable transferred by it with recourse (including any such transfer subject to a holdback or similar arrangement that effectively imposes the risk of collectibility on the transferor).

                 "Participant" shall mean, initially, The Bank of New York Company, Inc., and thereafter, each Person that purchases a participation interest in the Commitment pursuant to Section 11.6 hereof.

                 "Participation Percentage" shall mean the percentage set forth opposite each Participant's name on the signature page hereof, as modified from time to time in accordance with Section 11.6.

                 "Person" shall mean an individual, a corporation, a company, a voluntary association, a partnership, a trust, an unincorporated organization, a limited liability company, or a government or any agency, instrumentality or political subdivision thereof.

                 "Pledge Agreement" shall mean the Pledge Agreement, dated as of September 28, 1995, as amended, modified or supplemented from time to time, executed and delivered by HSN in favor of the Collateral Agent, substantially in the form of Exhibit C hereto.

                 "Pledged Securities" shall have the meaning assigned to such term in the Pledge Agreement.

                 "Regulation A" shall mean Regulation A of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

                 "Related Documents" shall mean any Application, the Existing Revolving Credit Agreement, the Amended Revolving Credit Agreement, the Pledge Agreement and the Intercreditor Agreement.

                 "Secured Obligations" shall mean all obligations and liabilities of the Applicants and the Guarantors to the Issuer, the Participants, or the Administrative Agent under this Agreement or any other document relating hereto (as any document may be amended, modified, substituted, extended or renamed), direct or indirect, absolute or contingent, due or to become due, now or hereafter existing, including, without limitation (i) to repay any and all Drawings under the Letters of Credit pursuant to the terms of Section 2.4,
(ii) to pay any Default Interest on the amount of any Unreimbursed Drawing,
(iii) to repay any amounts advanced by the Issuer, any Participant or the Administrative Agent to the Applicants, together with Default Interest thereon and (iv) to pay all Fees, indemnities and all other amounts due hereunder.

                 "Security Interest" shall mean the security interest in the Collateral granted by the Applicants to the Administrative Agent, for the ratable benefit of the Issuer and all Participants, pursuant to Section 9.

                 "SEC Report" shall mean, with respect to any Person, any document filed, or deemed filed, at any time with the Securities and Exchange Commission (or any successor thereto) by or on behalf of such Person and available to the public.

                 "Stated Amount" shall mean, with respect to any Letter of Credit, the maximum amount which may be drawn under such Letter of Credit by the Beneficiary of such Letter of Credit.

                 "Subsidiary" shall mean any corporation, partnership or other Person of which at least a majority of the outstanding shares of capital stock or other ownership interests ordinarily having, in the absence of contingencies, by the terms thereof voting power to elect a majority of the board of directors or similar governing body of such Person is at the time directly or indirectly owned or controlled by any Applicant, either Guarantor or by any Applicant and/or either Guarantor. "Wholly-Owned Subsidiary" shall mean any Person of which all of such ownership interests, other than directors' qualifying shares, are so owned or controlled.

                 "UCC" shall mean the Uniform Commercial Code, as enacted and in force and effect in the State of New York and the State of Florida.

                 "Unreimbursed Drawing" shall mean any Drawing under a Letter of Credit for which the Applicants do not reimburse the Issuer pursuant to
Section 2.4.

                 1.2.     Certain Accounting Matters.

                 (a) Unless otherwise disclosed to the Issuer and the Participants in writing at the time of delivery thereof in the manner described in subsection (b) below, all financial statements and certificates and reports as to financial matters required to be delivered to the Issuer and the Participant hereunder shall be prepared in accordance with GAAP applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Issuer and the Participant hereunder after the date hereof (or, prior to the delivery of the first financial statements furnished to the Issuer and the Participant hereunder, used in the preparation of the audited financial statements incorporated by reference from Section 8.2 of the Amended Revolving Credit Agreement). All calculations made for the purposes of determining compliance with the terms of Sections 9.11, 9.12, 9.13, 9.19, 9.20 and 9.21 of the Amended Revolving Credit Agreement (as incorporated herein by reference) shall, except as otherwise expressly provided herein or therein, be made by application of GAAP applied on a basis consistent with those used in the preparation of the annual or quarterly financial statements then most recently furnished to the Issuer and the Participant pursuant to Section 9.1 (or referred to in Section 8.2 of the Amended Revolving Credit Agreement) of the Amended Revolving Credit Agreement unless (i) HSN shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) the Participants voting in accordance with Section
11.4 hereof shall so object in writing within 30 days after delivery of such financial statements, in either of which cases such calculations shall be made on a basis consistent with those used in the preparation of the most recent financial statements as to which such objection shall not have been made.

                 (b) HSN shall deliver to the Issuer and the Participant contemporaneously with delivery of any annual or quarterly financial statement under Section 9.1 of the Amended Revolving Credit Agreement a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the most recently preceding annual or quarterly financial statements as to which no objection shall have been made in accordance with the last sentence of subsection (a) above, and reasonable estimates of the difference between such statements arising as a consequence thereof.

                 Section 2.  Letters of Credit.

                 2.1.     The Letters of Credit.

                 (a) Subject to the terms and conditions of this Agreement, the Issuer agrees that it shall issue Letters of Credit so long as the sum of (i) the aggregate Stated Amount of all Letters of Credit outstanding on such date (after giving effect to the requested Letter of Credit) plus (ii) all Unreimbursed Drawings under the Letters of Credit, does not exceed $25,000,000. Whenever any Applicant desires to have the Issuer issue a Letter of Credit, an Authorized Signatory shall so advise the Issuer in writing, with at least one Business Day's notice, by submitting a duly completed Application, and shall provide the Issuer with such information as the Issuer shall require with respect to such request, including, without limitation, the Stated Amount of the Letter of Credit, the tenor of the Letter of Credit, the Beneficiary of the Letter of Credit, the purpose of the Letter of Credit (which shall be a commercial trade transaction) and the proposed form of the Letter of Credit, which form, prior to issuance, must be approved by the Issuer in its sole discretion; provided, however, that if an Applicant ceases to be a Subsidiary of HSN, such corporation shall thereafter no longer be permitted to request the Issuer to issue a Letter of Credit hereunder. Subject to the foregoing, any Applicant may request that the Issuer issue more than one Letter of Credit at any time.

                 (b) The expiration date of any Letter of Credit shall not be later than the earlier of (i) 180 days from the date of issuance of such Letter of Credit or (ii) March 31, 1997.

                 (c) Drawings under each Letter of Credit shall be made only by the Beneficiary named therein and shall be honored by the Issuer pursuant to the provisions of, and on the terms and conditions set forth in, such Letter of Credit.

                 2.2. Commitment Termination Date of the BNY L/C Facility. The BNY L/C Facility shall terminate and no longer be available to the Applicants, and the Commitment shall terminate, on the Commitment Termination Date.

                 2.3. Fees. As consideration for issuance of the Letters of Credit and the Commitment of the Participants, the Applicants jointly and severally agree to pay:

                 (a) to the Issuer, for itself and the respective accounts of the Participants, an up-front fee, equal to 1.5% of the amount of the BNY L/C Facility, payable on the Effective Date;

                 (b) to the Issuer, for the respective accounts of the Participants, a facility fee, at a rate per annum equal to the Facility Fee Rate (as defined in the Amended Revolving Credit Agreement), on the unused amounts of the BNY L/C Facility, payable quarterly in arrears on each Fee Payment Date and on the Commitment Termination Date;

                 (c) to the Issuer, an issuance fee, equal to the higher of (i) 0.25% of the Stated Amount, or the amount of any increase in the Stated Amount, of each Letter of Credit or (ii) $50, payable upon the issuance or amendment of such Letter of Credit;

                 (d)      to the Issuer, a drawing fee, equal to the higher of
         (i) 0.25% of the amount of each Drawing under each Letter of Credit or
         (ii) $50, payable upon the honoring of each Drawing under such Letter of Credit; and

                 (e) to the Issuer, an amendment fee, in addition to the fee listed in (c) above, equal to $25 for each amendment of a Letter of Credit, payable upon the Issuer's amending of such Letter of Credit.

                 2.4. Reimbursement for Drawings Under the Letters of Credit; Default Interest; Manner of Payment.

                 (a) If the Issuer shall make any payment pursuant to a Drawing under any Letter of Credit, the Applicants jointly and severally agree to reimburse the Issuer a principal sum equal to the amount so drawn on the date of such Drawing; provided, however, that with respect to the Letters of Credit deemed issued under the BNY L/C Facility pursuant to Section 2.5 hereof, HSN and the Applicants shall be jointly and severally liable to reimburse the Issuer for all drawings under such Letters of Credit. The Issuer shall promptly notify the Applicants or the Guarantors of the presentation for payment of any Drawing under any Letter of Credit; provided, however, that the failure of the Issuer to give such notice shall in no way affect, limit or modify the Applicants' joint and several obligation to reimburse the Issuer for the payment of such Drawing.

                 (b) If, for any reason whatsoever other than the Issuer's failure to act under the terms of the Letter of Credit, the Issuer is not reimbursed in full on the same day as any Drawing under a Letter of Credit, the Applicants (and in the case of the Letters of Credit deemed issued pursuant to Section 2.5, HSN) jointly and severally agree to pay to the Issuer Default Interest on any and all amounts (including, without limitation, the Fees and indemnities described in this Agreement) unpaid by the Applicants on the due date thereof, until such amounts are paid, payable on demand, at a rate equal to the Default Rate.

                 (c) All payments made by the Applicants under this Agreement shall be in Dollars and in immediately available funds, without set-off, counterclaim or deduction of any kind, at the Issuer's office and in accordance with the instructions specified under the Issuer's name on the signature page of this Agreement, or at such other place or by such other method as the Issuer from time to time may specify in writing, (i) if the Applicant or a Guarantor receives notice or otherwise learns of payment of a Drawing prior to 12:00 noon (New York City time) on the date of payment of such Drawing, not later than 4:00 p.m. (New York City time) on such day of payment of such Drawing, or (ii) if the Applicant or a Guarantor receives notice or otherwise learns of payment of a Drawing after 12:00 noon on the day of payment of such Drawing, not later than 12:00 noon (New York City time) on the next succeeding Business Day; provided, however, that irrespective of when the Applicant or a Guarantor receives notice or learns of payment of a Drawing, Default Interest shall accrue commencing on the date of payment of such Drawing. If the due date of any payment to be made hereunder would otherwise fall on a day which is not a Business Day, such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension at a rate equal to the Federal Funds Rate.

                 (d) The obligations of the Applicants under this Agreement shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, irrespective of any of the following circumstances:

                          (i) any lack of validity or enforceability of any Letter of Credit or all or any of the Related Documents;

                          (ii) any amendment or waiver of, or consent to departure from, this Agreement, any Letter of Credit or all or any of the Related Documents;

                          (iii) the existence of any claim, set-off, defense or other rights which any Applicant or Guarantor may have at any time against the Beneficiary of a Letter of Credit, the Issuer, the Participants or any other Person or entity, whether in connection with this Agreement, such Letter of Credit, the Related Documents, or any unrelated transactions;

                          (iv) any certificate or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                          (v) payment by the Issuer under a Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit, provided such payment shall not have constituted gross negligence or willful misconduct on the part of the Issuer;

                          (vi)    any act or omission pursuant to the
         instructions of an Applicant or a Guarantor; or

                          (vii)   any other circumstance or happening
         whatsoever, whether or not similar to any of the foregoing, provided that the same shall not have constituted gross negligence or willful misconduct on the part of the Issuer.

                 2.5. Immediate Utilization of Commitment. Automatically on the Effective Date and without any further action on the part of the Issuer, the letters of credit currently outstanding under the $40,000,000 uncommitted letter of credit facility extended by the Issuer to HSN, HSC and HSN Mail Order, as listed on Schedule 1 hereto, shall become Letters of Credit hereunder, utilizing a portion of the Commitment hereunder equal to the aggregate stated amount of such letters of credit; provided, however, that the aggregate stated amount of the outstanding letters of credit under such facility do not exceed the Commitment hereunder.

                 2.6.     Letter of Credit Participations.

                 (a) Each Participant, by executing this Agreement or purchasing a participation interest pursuant to Section 11.6, hereby irrevocably authorizes the Issuer to issue Letters of Credit, to pay the amount of any draft presented under a Letter of Credit upon presentation of documents which, upon their face, conform to the terms of such Letter of Credit, to receive from the Applicants (or the Guarantors on behalf of the Applicants) reimbursement for Drawings on Letters of Credit, to receive from the Applicants (or the Guarantors on behalf of the Applicants) payment of all Fees, charges and interest, and to take such action on its behalf under the provisions of this Agreement and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Issuer by the terms hereof and thereof, together with such powers as are reasonably incidental thereto.

                 (b) By the issuance of each Letter of Credit and without any further action on the part of the Issuer, the Issuer hereby grants to each Participant, and each Participant hereby acquires from the Issuer, a participation interest equal to such Participant's Participation Percentage of the Commitment, each Letter of Credit and each Unreimbursed Drawing under the Letters of Credit. In consideration and in furtherance of the foregoing, each Participant hereby absolutely and unconditionally agrees to pay, without offset, abatement, withholding or reduction, to the Issuer such Participant's Participation Percentage of each Unreimbursed Drawing. Such liability of each Participant to the Issuer shall be unconditional and without regard to the occurrence of any Event of Default or Default or other noncompliance by the Applicants or the Guarantors with any of their obligations under this Agreement or any Related Document. The Issuer shall give the Participants prompt notice of any Unreimbursed Drawing on the date of such Unreimbursed Drawing; provided, however, that the failure of the Issuer to give such notice shall not, in any way, impair, limit or affect the Participant's obligation to reimburse the Issuer for its Participation Percentage in such Unreimbursed Drawing. Upon receipt of such notice, each Participant shall make available to the Issuer its Participation Percentage of such Unreimbursed Drawing, in immediately available funds, before 3:00 p.m. (New York City time) on the day such notice was given (if such notice was given before 1:00 p.m. (New York City time) on such day), and before 12:00 noon (New York City time) on the next succeeding Business Day (if such notice was given after 1:00 p.m. (New York City time) on such day). Each Participant shall indemnify and hold harmless the Issuer from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) resulting from any failure on the part of such Participant to provide, or from any delay in providing, the Issuer with its Participation Percentage of the amount of any Unreimbursed Drawing in accordance with this
Section 2.6(b), but no Participant shall be so liable for any such failure on the part of any other Participant. If a Participant does not make available to the Issuer such Participant's Participation Percentage of any Unreimbursed Drawing, such Participant shall be required to pay interest to the Issuer on its Participation Percentage of such Unreimbursed Drawing at a rate equal to the overnight Federal Funds Rate until such amount is so paid. Each Participant shall indemnify the Issuer, ratably in accordance with its Participation Percentage, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Issuer in any way relating to or arising out of this Agreement or any Letter of Credit or the transactions contemplated hereby. Notwithstanding the foregoing, the Participant shall not be obligated to pay the Issuer for the wrongful payment or disbursement made under the Letter of Credit or any other action or omission of the Issuer which constitutes the gross negligence or willful misconduct of the Issuer.

                 (c) So long as a Participant is not in default in the performance of its obligations under Section 2.6(b), the Issuer shall transfer to such Participant its proportionate share of each reimbursement of, and/or payment of Default Interest on, any Unreimbursed Drawing, based on the proportion that the payments made by such Participant with respect to such Unreimbursed Drawing bears to the total of such Unreimbursed Drawing made by the Issuer under the respective Letter of Credit.

                 (d)      If a Participant fails to make any payments under
Section 2.6(b), and if any such payments are not made prior to the expiration of five Business Days following notice of such nonpayment given by the Issuer to such Participant, then the Issuer may acquire, or transfer to a third party, in exchange for the sum or sums due from such Participant, such Participant's participation interest hereunder and in the Unreimbursed Drawing, and all other rights of such Participant under this Agreement, without, however, relieving such Participant from any liability for damages, costs and expenses suffered by the Issuer as a result of such failure. The purchaser of any such interest (including the Issuer) shall be deemed to have acquired an interest senior to the interest of such Participant and, accordingly, (i) such purchaser shall be entitled to receive all subsequent payments which the Issuer would otherwise have made hereunder to such Participant and (ii) such Participant shall thereupon cease to be a Participant and shall cease to have any further rights in respect hereof, except that such Participant shall continue to be entitled to be reimbursed for all amounts previously advanced by it not theretofore reimbursed.

                 2.7. Set-off; Sharing of Payments, Etc. Each Applicant and each Guarantor agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim the Issuer or any Participant may otherwise have, the Issuer and each Participant shall be entitled, at its option, to offset balances held by it in ordinary deposit accounts of any Applicant or either Guarantor at any of its offices, in Dollars or in any other currency, against any principal of or Default Interest on any Secured Obligation hereunder or any other amount payable to the Issuer or any Participant hereunder, which is not paid when due (regardless of whether such balances are then due to any Applicant or either Guarantor), in which case it shall promptly notify the Applicant or the Guarantor, as the case may be; provided that the failure to give such notice shall not affect the validity of such set-off. Each Applicant and each Guarantor agrees that any Participant purchasing a participation (or direct interest) in the Commitment, the Letters of Credit and all Unreimbursed Drawings may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Participant were a direct issuer of Letters of Credit in the amount of such Participant's Participation Percentage of the Commitment. Nothing contained herein shall require the Issuer or any Participant to exercise any such right or shall affect the right of any such party to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Applicant or either Guarantor; provided that to the extent any such party exercises any such right with respect to any other indebtedness or obligation of any Applicant or either Guarantor, it shall also exercise its rights under this Section 2.7 and agrees that the benefits of exercising any such rights shall be shared with the other parties pro rata in the proportion that the unpaid obligations of the Applicant and the Guarantor owing to such party hereunder bear to such other indebtedness or obligation. If under any applicable bankruptcy, insolvency or other similar law, any party receives a secured claim in lieu of a set-off to which this
Section 2.7 applies, such party shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the other parties entitled under this Section 2.7 to share in the benefits of any recovery on such secured claim.

                 Section 3.  Additional Costs; Taxes.

                 3.2. Additional Costs. If the Issuer or any Participant is now or hereafter becomes subject to any reserve, special deposit or similar requirement against assets of, deposits with, or for the account of, or credit extended by, the Issuer or any Participant, or any other condition is imposed upon the Issuer or any Participant, which imposes a cost upon the Issuer or such Participant, and the result, in the determination of the Issuer or such Participant, as the case may be, is to increase the cost to the Issuer or any Participant of maintaining the Commitment or paying or funding the payment of a Drawing or an Unreimbursed Drawing under any Letter of Credit hereunder, or to reduce the amount of any sum received or receivable by the

Issuer or any Participant hereunder, or reduce the return to the Issuer or such Participant, by an amount determined by the Issuer or such Participant, as the case may be, to be material, the Applicants and the Guarantors jointly and severally agree to pay to the Issuer or such Participant upon demand such amount in respect of such increased cost or reduction as the Issuer or such Participant may determine to be the additional amount or amounts required to compensate the Issuer or such Participant for such increased cost or reduction. In making the determinations contemplated hereunder, the Issuer or any Participant may make such estimates, assumptions, allocations and the like which the Issuer or such Participant, as the case may be, in good faith determines to be appropriate, but the Issuer's or such Participant's selection thereof, and its determinations based thereon, shall be final and binding and conclusive upon the Applicants and the Guarantors.

                 3.2. Taxes. All payments of Secured Obligations (as used in this Section 3.2, "Payments") shall be made free and clear of, and without deduction by reason of, any and all taxes, duties, assessments, withholdings, retentions or other similar charges whatsoever imposed, levied, collected, withheld or assessed by any jurisdiction or any agency or taxing authority thereof or therein (as used in this Section 3.2, "Taxes"), all of which shall be paid by the Applicants for their own account not later than the date when due. If any Applicant is required by law to deduct or withhold any Taxes from any Payment, such Applicant shall: (a) make such deduction or withholding; (b) pay the amount so deducted or withheld to the appropriate taxing authority not later than the date when due (irrespective of the rate of such deduction or withholding); (c) deliver to the Issuer and the Participants promptly and in any event within 30 days after the date on which such Taxes become due, original tax receipts and other evidence satisfactory to the Issuer and the Participants of the payment when due of the full amount of such Taxes; and (d) pay to the Issuer and the Participants, forthwith upon any request by the Issuer and the Participants, as the case may be, therefor from time to time, such additional amounts as may be necessary so that the Issuer or any Participant receive, free and clear of all Taxes, the full amount of such Payment stated to be due under this Agreement as if no such deduction or withholding had been made. Notwithstanding any provision to the contrary, the Applicants shall not be required to pay to the

Issuer or any Participant any increased amounts pursuant to this Section 3.2 on account of Taxes measured by or based upon the overall gross or net income, receipts, capital, net worth, or corporate franchise of the Issuer or such Participant, as the case may be.

                 Without limiting the survival of any other provisions of this Agreement or any Related Document, the obligations of the Applicants under this
Section 3.2 shall survive the repayment of all Unreimbursed Drawings, the expiration of all Letters of Credit and the termination of the Commitment and the BNY L/C Facility.

                 Section 4.  Guarantee.

                 4.1. Unconditional Guarantee. For valuable consideration, receipt of which is hereby acknowledged, and to induce the Issuer to issue Letters of Credit and the Issuer and the Participants to provide the BNY L/C Facility, each of the Guarantors hereby, jointly and severally, absolutely, unconditionally and irrevocably, guarantees to the Issuer, all Participants and the Administrative Agent the payment, in full, when due of the principal amount of, and Default Interest on, each Drawing under any Letter of Credit, and all other amounts (including, without limitation, all Fees and indemnities) payable by the Applicants hereunder and in connection with the Letters of Credit and all other documents referred to herein or therein, in accordance with the terms hereof and thereof. Each of the Guarantors hereby unconditionally agrees that upon default in the payment when due of any of such principal amount, Default Interest or other amounts, the Guarantors shall forthwith pay and perform the same in the money and funds, at the time, in the place and in the manner provided for such payment in this Agreement or any other applicable document.

                 4.2. Validity. Each of the Guarantors hereby agrees that its guarantee provided pursuant to this Section 4 is a continuing guarantee of payment and not merely of collection, that it is a primary, independent obligation of each of the Guarantors and that the Guarantors' obligations hereunder shall be joint and several, absolute, unconditional and irrevocable, irrespective of (a) any invalidity, illegality, irregularity or unenforceability of, or defect in or any change in, this

Agreement, the Letters of Credit, the Amended Revolving Credit Agreement, the Pledge Agreement or any other Related Document, (b) any amendment, modification or waiver of any term or condition of this Agreement, the Letters of Credit, the Amended Revolving Credit Agreement, the Pledge Agreement or any other Related Document, or any waiver or consent by the Issuer, the Administrative Agent or any Participant to any departure from the terms hereof or thereof, (c) any sale, exchange, release, surrender, realization upon or other dealings with any security or guarantee for any of the obligations guaranteed hereby (whether now or hereafter granted), (d) any settlement or compromise of such obligations, (e) the absence of any action to demand or enforce any of such obligations against any or all of the Applicants or the other Guarantor, (f) the recovery of any judgment against any or all of the Applicants or any other Person, or any action to enforce the same, (g) the recovery of any claim under any other guarantee of or security for such obligations or under any applicable insurance or (h) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety (other than full and strict compliance with and satisfaction of such liabilities or, in the case of an Event of Default, the cure or waiver of such Event of Default).

                 4.3. Waivers. Each of the Guarantors hereby waives notice of acceptance of the guarantee provided by this Section 4, notice of the extension of any credit or financial accommodation, notice of the issuance of any Letter of Credit or the incurrence of any other Secured Obligation, notice of any extension of the Commitment Termination Date, demand of payment, filing of claims with a court in the event of bankruptcy of any Applicant or any other Person, any right to require a proceeding or the filing of a claim first against any Applicant, any other guarantor, any other Person, any letter of credit, or any security for any of the Secured Obligations, presentment, protest, notice of default, dishonor or nonpayment, or release of any Collateral and any other notice and all demands whatsoever. Each of the Guarantors hereby further waives all set-offs and counterclaims against the Applicants, the Issuer, the Administrative Agent and any Participant.

                 4.4. Subordination and Subrogation. Each of the Guarantors hereby subordinates all present and future claims, now held or hereafter acquired, against any Applicant as a creditor or contributor of capital, or otherwise, to the prior and final payment in full to the Issuer, the Administrative Agent and the Participants of all of the Secured Obligations. If, without reference to the provisions of this Section 4.4, either Guarantor would at any time, upon the occurrence and during the continuance of an Event of Default, be or become entitled to receive any payment on account of any claim against any Applicant, whether in insolvency, bankruptcy, liquidation or reorganization proceedings, or otherwise, such Guarantor shall and does hereby irrevocably direct that all such payments shall be made directly to the Issuer, the Administrative Agent and the Participants until all Secured Obligations shall be paid in full. Should either Guarantor receive any such payment, such Guarantor shall receive such amount in trust for the Issuer, the Administrative Agent and the Participants and shall immediately pay over to the Issuer, the Administrative Agent and the Participants such amount as provided in the preceding sentence.

                 Anything contained in this Section 4 to the contrary notwithstanding, the obligations of each of the Guarantors hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor in respect of intercompany indebtedness to the Applicants or other Affiliates of the Applicants to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation or contribution of such Guarantor pursuant to (i) applicable law or
(ii) any Agreement providing for an equitable allocation among such Guarantor and other Affiliates of the Applicants of obligations arising under guaranties by such parties.

                 Each of the Guarantors further agrees that any rights of subrogation such Guarantor may have against any Applicant and any rights of contribution such Guarantor may have against any Applicant, and any rights of contribution such Guarantor may have against the other Guarantor or any other guarantor of the Secured Obligations hereunder, shall be junior and subordinate to any rights the Issuer, the Administrative Agent or the Participants may have against such other Guarantor or guarantor.

                 4.5. Acceleration. Each of the Guarantors agrees that, as between the Applicants on the one hand, and the Issuer, the Administrative Agent and the Participants on the other hand, the obligations of the Applicants guaranteed under this Section 4 may be declared to be forthwith due and payable, notwithstanding any stay, injunction or other prohibition (whether in a bankruptcy proceeding affecting any Applicant or otherwise) preventing such declaration as against any Applicant.

                 4.6. Reinstatement. Each of the Guarantors covenants that the guarantee provided by this Section 4 will not be discharged except by complete and final payment of all of the Secured Obligations and all obligations of the Guarantors arising out of this guarantee. In the event that any payment is made by the Applicants hereunder or by either Guarantor under this guarantee, and is thereafter required to be rescinded or otherwise restored or paid over to the Applicants, such Guarantor or any other person (whether upon the insolvency or bankruptcy of any Applicant or either Guarantor or otherwise), each Guarantor's obligations hereunder shall immediately and automatically be reinstated as though such payment had not been made.

                 Section 5.  Conditions Precedent.

                 5.1. Effectiveness of this Agreement. The occurrence of the Effective Date and the obligation of the Issuer to issue the Letters of Credit hereunder are subject to the receipt by the Issuer and the Participant, on or before the Effective Date, of each of the following documents, each of which shall be satisfactory in form and substance to the Issuer and the
Participant:

                 (a) Certified copies of the certificate of incorporation and by-laws of each Applicant and each

         Guarantor and all corporate action and (if necessary) stockholder action taken by each Applicant and each Guarantor approving this Agreement and the transactions contemplated hereby (including, without limitation, a certificate setting forth the resolutions of the Boards of Directors of each Applicant and each Guarantor adopted in respect of the transactions contemplated hereby).

                 (b) A certificate of each Applicant and each Guarantor in respect of each of the persons (i) who is authorized to sign this Agreement on its behalf and (ii) who will, until replaced by another person or persons duly authorized for that purpose, act as its representative for the purposes of signing Applications, documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby. The Issuer may conclusively rely on such certificate until the Issuer and Administrative Agent receive notice in writing from the Applicants or the Guarantors, as the case may be, to the contrary.

                 (c) Certificates, as of a recent date, from the appropriate authorities for each jurisdiction in which each Applicant and each Guarantor is incorporated or qualified to do business as to the good standing of each Applicant and each Guarantor, respectively, in each such jurisdiction.

                 (d) A certificate of a senior officer of each Applicant and each Guarantor to the effect set forth in the first sentence of
         Section 5.2 hereof.

                 (e) An opinion of Barry S. Augenbraun, Esq., General Counsel, and H. Steven Holtzman, Esq., Senior Counsel to the Applicants and the Guarantors, substantially in the form of Exhibit B hereto.

                 (f) A certificate of a senior officer of HSN, HSC and HSN Mail Order (i) confirming the termination of the $40,000,000 uncommitted letter of credit facility extended by the Issuer to HSN, HSC and HSN Mail Order and (ii) listing the letters of credit outstanding on the Effective Date under such letter of credit facility.

                 (g) An executed counterpart of the Third Amendment to the Existing Revolving Credit Agreement in form and substance satisfactory to the Issuer and the Participants.

                 (h)      An executed counterpart of the Pledge Agreement.

                 (i) A certificate evidencing the payment of all Fees and expenses then payable pursuant to Sections 2.3 and 11.3 hereof and all other fees theretofore agreed between the Applicants, the Issuer and the Participant.

                 (j) Such other documents as the Issuer or the Participants may reasonably request including, without limitation, all requisite governmental approvals and filings.

                 5.2. Conditions to Issuance of Letters of Credit. The obligation of the Issuer to issue a Letter of Credit to any Applicant and the occurrence of the Effective Date shall be subject to the further conditions that, as of the date of the issuance of such Letters of Credit and after giving effect thereto (and also as of the Effective Date):

                 (a) no Default or Event of Default shall have occurred and be continuing, and no Default or Event of Default shall result from the issuance of such Letter of Credit;

                 (b) the representations and warranties made by each Applicant and each Guarantor in Section 6 hereof and in any other certificate or other document delivered in connection with this Agreement shall be true in all material respects on and as of the date of the issuance of such Letter of Credit (and the Effective Date) with the same force and effect as if made on and as of such date;

                 (c) the representations made by HSN and HSC in Section 8 of the Amended Revolving Credit Agreement shall be true in all material respects on and as of the date of issuance of such Letter of Credit (and the Effective Date) with the same force and effect as if made on and as of such date (including, without limitation, that there shall have occurred no material adverse change since December 31, 1994 in the consolidated financial condition or operations, or the business taken as a whole, of HSN and its consolidated Subsidiaries from that set forth in their financial statements dated as of December 31, 1994, except as disclosed to the Issuer and the Participant in writing prior to the date of this Agreement);

                 (d) the Applicants shall have created and perfected the Security Interest of the Administrative Agent, for the ratable benefit of the Issuer and all Participants, in the Collateral pursuant to
         Section 9.2(b), and to the extent that the Security Interest may be perfected by possession, the Applicants shall have made such arrangements as shall be satisfactory to the Administrative Agent for the delivery of such types of Collateral to the Administrative Agent for purposes of perfection;

                 (e) the Applicants and the Guarantors shall be in compliance with the covenant contained in Section 9.20(f) of the Amended Revolving Credit Agreement; and

                 (f) the Applicants shall have paid in full all fees and expenses payable pursuant to Sections 2.3 and 11.3 hereof.

Each Application for the issuance of a Letter of Credit hereunder made pursuant to Section 2.1 hereof shall constitute a certification by the Applicants and the Guarantors as to the circumstances specified in paragraphs (a), (b), (c),
(d) and (e) above (both as of the date of such Application and, unless any Applicant or either Guarantor otherwise notifies the Issuer and the Participants prior to the date of the issuance of such Letter of Credit, as of the date of such Letter of Credit).

                 Section 6. Representations and Warranties. HSN and HSC hereby make the representations and warranties set forth in Sections 8.1 through 8.3, 8.8 through 8.11 and 8.13 through 8.15 of the Amended Revolving Credit Agreement, as in effect on the date hereof, and such representations and warranties are incorporated herein by reference and shall have the same force and effect as if set forth herein in full; provided, however, that any amendments to or waivers of such representations and warranties set forth in the Amended Revolving Credit Agreement shall not constitute amendments of or waivers of such representations and warranties for purposes of this Agreement unless and until such amendments or waivers have been approved in accordance with Section 11.4 hereof. In addition, each of the Applicants and the Guarantors, jointly and severally, represents and warrants to the Issuer, the Administrative Agent and the Participants that:

                 6.1. Corporate Existence. Each Applicant and each Guarantor (a) is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals, necessary to own its assets and carry on its business as presently conducted, and conducts its business in compliance with the requirements set forth in Section 9.3(b) of the Amended Revolving Credit Agreement; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a material adverse effect on its business, financial condition or operations.

                 6.2. No Breach. Neither the execution and delivery of this Agreement, the Pledge Agreement and the other documents and instruments contemplated hereby and thereby nor the consummation of the transactions contemplated hereby and thereby, nor the compliance by any Applicant or either Guarantor with the terms and provisions hereof or thereof will (a) conflict with or result in a breach of, or require any consent or vote of any Person under, the certificate of incorporation or by-laws of any Applicant or either Guarantor, or any agreement or instrument to which any Applicant, either Guarantor or a Subsidiary of any thereof is a party or to which it is subject,
(b) violate any applicable law, regulation, order, writ, injunction or decree of any court or governmental authority or agency or (c) constitute a default or, except as set forth in the Pledge Agreement and in Section 9 hereof, result in the imposition of any Lien on any of the assets, revenues or other properties of any Applicant, either Guarantor or a Subsidiary of any thereof under any such agreement or instrument.

                 6.3. Corporate Action. The execution, delivery and performance by each Applicant and each Guarantor of this Agreement, and the execution, delivery and performance by HSN of the Pledge Agreement, and the consummation of the transactions contemplated hereby and thereby, are within the scope of its corporate powers, and have been duly authorized by all necessary corporate action on the part of each of them. This Agreement constitutes the legal, valid and binding obligation of each Applicant and each Guarantor, and the Pledge Agreement constitutes the legal, valid and binding obligation of HSN, enforceable against each of them, as the case may be, in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                 6.4. Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery of performance by any Applicant or either Guarantor of this Agreement or any Application or by HSN of the Pledge Agreement or for the validity or enforceability hereof or thereof or for the consummation of the transactions contemplated hereby and thereby.

                 6.5. Litigation. Except as heretofore disclosed to the Issuer and the Participants in writing or in any SEC Report of HSN delivered to the Issuer and the Participants prior to the date hereof, there is no action, proceeding or investigation by or before any court or any arbitral, governmental or regulatory authority or agency, pending or (to the knowledge of the Applicants or the Guarantors) threatened against any Applicant or either Guarantor or any Subsidiary of any thereof which, if adversely determined, could have a material adverse effect on the financial condition or business of HSN and its consolidated Subsidiaries taken as a whole.

                 6.6. Use of Letters of Credit. None of the Applicants or the Guarantors nor any Subsidiary of any thereof is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation U or X of the Board of

Governors of the Federal Reserve System) and no part of the proceeds of any Drawing under any Letter of Credit will be used to buy or carry any margin stock.

                 6.7. Pari Passu Obligations. The Secured Obligations of each Applicant and each Guarantor under this Agreement rank and will rank at least pari passu in all respects with all other unsubordinated Indebtedness of the Applicants and the Guarantors, respectively, except for Indebtedness that is senior solely by operation of applicable law, and except that Indebtedness of the Applicants and the Guarantors secured as permitted by Section 9.5 of the Amended Revolving Credit Agreement ranks senior in right of security with respect to the collateral therefor.

                 6.8. Pledge Agreement. By virtue of the execution and delivery by HSN of the Pledge Agreement, when the stock certificates representing the Pledged Securities owned by HSN are delivered to the Collateral Agent in accordance with the Pledge Agreement, the Collateral Agent will obtain and, so long as the Collateral Agent maintains possession of the certificates representing the Pledged Securities, will have and will continue to have a valid and perfected first priority security interest in such Pledged Securities, for the benefit of the Banks under the Amended Revolving Credit Agreement, the Issuer and the Participants as security for the repayment and performance in full of the Secured Obligations, prior to all other Liens thereon.

                 6.9. Security Interest. Each Applicant has, or will have, title to the Collateral free and clear of all Liens, except for the Liens contemplated by this Agreement.

                 6.10. Investment Company Act. No Applicant nor any Guarantor is, and none is "controlled by", an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 Section 7.  Covenants of each Applicant and each Guarantor.
So long as the Commitment is in effect and until payment in full of all Secured Obligations and the termination of the Commitment, HSN and HSC hereby agree to comply with each of the covenants set forth in Sections 9.1 through 9.7, Sections 9.9 through 9.14, and Sections 9.16 through 9.23 of the Amended

Revolving Credit Agreement and such covenants are incorporated herein by reference and shall have the same force and effect as if set forth herein in full; provided, however, that any amendments to a waiver of such covenants set forth in the Amended Revolving Credit Agreement shall not constitute amendments to a waiver of such covenants for purposes of this Agreement unless and until such amendments or waivers have been approved in accordance with Section 11.4 hereof. So long as to Commitment is in effect and until payment in full of all Secured Obligations and the termination of the Commitment, each Applicant and each Guarantor further agrees that:

                 7.1. Incorporated Covenants. Each Applicant and each Guarantor will comply with the covenants set forth in Sections 9.3 through 9.5,
9.9 and 9.10 of the Amended Revolving Credit Agreement as if such covenants were written, mutatis mutandis, to apply to "each Applicant and each Guarantor" in lieu of "the Company and the Guarantor", and such covenants as so read are hereby incorporated herein by reference and shall have the same force and effect as if set forth herein in full.

                 7.2. Ranking. a. Each Applicant and each Guarantor will cause the Secured Obligations and any other obligations under this Agreement and each other document now or hereafter entered into with respect hereto or thereto to rank at least pari passu in right of payment and of security with all other unsubordinated Indebtedness of any Applicant or either Guarantor, as the case may be, except that Indebtedness secured by any Lien permitted by
Section 9.5 of the Amended Revolving Credit Agreement may rank senior in right of security with respect to the collateral subject to such Lien. Without limiting the generality of the foregoing, each Applicant and each Guarantor covenants, and will take all steps necessary to assure, that its obligations under this Agreement will at all times constitute "Senior Indebtedness" as defined in, and for all purposes of, any indenture or other instrument relating to subordinated debt (and will be entitled to the benefits of the subordination provisions relating thereto).

                 (b) Each Applicant and each Guarantor will cooperate with the Issuer and the Participants and execute such further instruments and documents as the Issuer or any Participant may reasonably request to carry out the intentions of this Section

7.2. Without limiting the generality of the foregoing, if any Applicant or either Guarantor hereafter issues or otherwise incurs any subordinated Indebtedness, each of them will execute and cause to be executed such further documents as the Issuer or any Participant may reasonably request to ensure that the obligations of the Applicants and the Guarantors under this Agreement at all times rank senior to such subordinated Indebtedness.

                 (c) Nothing in this Section 7.2 shall be construed so as to limit the ability of any Applicant or either Guarantor to incur any Indebtedness (consistent with paragraphs (a) and (b) above and otherwise permitted by this Agreement) on a basis pari passu with their respective Indebtedness under this Agreement.

                 7.3. Cash Collateralization. In the event that any Applicant ceases to be a Subsidiary of HSN, then as a condition precedent to the consummation of any sale or disposition of such Applicant, HSN shall provide to the Issuer cash collateral in an amount equal to the aggregate stated amount of all then outstanding Letters of Credit issued for the account of such Applicant.

                 Section 8. Events of Default. If one or more of the following events (herein called "Events of Default") shall be continuing:

                 (a) any Applicant or either Guarantor shall fail to (i) reimburse the Issuer for any Drawing under any Letter of Credit in accordance with Section 2.4(c), or (ii) pay any Default Interest, Fees or other amounts due hereunder within two Business Days of the due date thereof;

                 (b) any representation, warranty or certification made or made herein by incorporation by reference by any Applicant or either Guarantor shall prove to have been false or misleading as of the time made or deemed made;

                 (c) any Applicant or either Guarantor shall default in the performance of any of its obligations under Section 2 hereof, and such default shall continue unremedied for a period of 10 days after the earlier of (x) the date on which such Applicant or such Guarantor obtained knowledge of such default, or (y) the date of notice by the Issuer to the Applicant or such Guarantor of the occurrence of such default;

                 (d) any Lien created by Section 9 of this Agreement shall cease, for any reason other than a change in applicable law, to be enforceable and of the same effect and priority purported to be created thereby; provided that, in the event any Lien created hereunder shall cease to be enforceable and of the same effect and priority purported to be created thereby solely as a result of a change in applicable law, such unenforceability and affected priority shall not constitute an Event of Default so long as the Applicant with respect to the Letter of Credit to which such Lien relates takes all necessary action under such change to restore the enforceability and priority of such Lien and delivers an opinion of counsel to such effect in form and substance satisfactory to the Issuer within 30 days of the effectiveness of such change; or

                 (e) there shall occur any of the Events of Default set forth in Section 10 of the Amended Revolving Credit Agreement (as in effect on the date hereof), all of which are incorporated herein by reference and shall have the same force and effect as if set forth herein in full.

Upon the occurrence of (i) an Event of Default (other than an Event of Default specified in Section 10(f), (g) or (h) of the Amended Revolving Credit Agreement (as in effect on the date hereof), the Issuer may and, on the instructions of the Participants holding a majority of the Participation Percentages, shall, declare all Secured Obligations to be immediately due and payable, and/or terminate the Issuer's Commitment to issue any Letters of Credit; and (ii) an Event of Default specified in Section 10(f), (g) or (h) of the Amended Revolving Credit Agreement, all Secured Obligations shall automatically be immediately due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are expressly waived, and the Issuer's Commitment to issue any Letters of Credit shall automatically and immediately terminate.

                 Section 9.  Security Interest.

                 9.1. Grant of Security Interest. As security for the prompt payment, observance and performance when due of the Secured Obligations, each Applicant hereby grants to the Administrative Agent, for the ratable benefit of the Issuer and all Participants, a continuing first priority security interest in, a continuing Lien upon and/or a right of set-off against all of the Collateral. This Agreement shall constitute a "security agreement" within the meaning of the UCC.

                 9.2. Perfection of Security Interest in the Collateral; Necessary Filings; Notations; Place of Business/Location of Collateral.

                 (a) At any time and from time to time, upon demand of the Administrative Agent, each Applicant will (i) deliver and pledge (or cause to be delivered and pledged) to the Administrative Agent endorsed and/or accompanied by such further instruments of assignment and transfer in such form and substance as the Administrative Agent may reasonably request, any and all proceeds, shipping documents, warehouse receipts, policies or certificates of insurance, and other documents and/or instruments included in or evidencing or otherwise relating to the Collateral owned or held by such Applicant as the Administrative Agent may specify and (ii) if and to the extent determined by the Administrative Agent to be desirable to protect the interests of the Issuer and all Participants, notify each obligor upon any credit or other obligation included in the Collateral at any time owing to such Applicant, in such manner as the Administrative Agent may specify.

                 (b) All filings, registrations and recordings necessary, appropriate or reasonably requested by the Administrative Agent to create and perfect the Security Interest granted by the Applicants to the Administrative Agent, for the ratable benefit of the Issuer and all Participants, hereby in respect of the Collateral and required to be made on or before the date hereof have been accomplished. When the Collateral consisting of instruments, documents of title and other similar items in which a security interest can be perfected by possession, is delivered to the Administrative Agent in accordance with this Agreement, the Administrative Agent will obtain and, so long as the Administrative Agent maintains possession of such Collateral, will have and will continue to have a valid and perfected first priority security interest in such Collateral, for the benefit of the Issuer and the Participants as security for the repayment and performance in full of the Secured Obligations, prior to all other Liens thereon. The Security Interest granted to the Administrative Agent pursuant to this Section 9 in and to the Collateral constitutes and hereafter will constitute a perfected security interest therein, superior and prior to the rights of all persons therein and subject to no other Liens except Liens which are permitted by, and subject to, Section 9.5 of the Amended Revolving Credit Agreement.

                 (c) Each Applicant will keep and stamp or otherwise mark any and all documents and chattel paper and its individual books and records relating to the Collateral in such manner as the Administrative Agent may reasonably require.

                 (d) Each Applicant represents and warrants to the Administrative Agent that the chief place of business of such Applicant, and the place where such Applicant keeps all of its books and records, is specified in Schedule 2 hereof. All tangible evidence and all receivables, contracts and general intangibles of each Applicant and the only original books of account and records of such Applicant relating thereto are, and will continue to be, kept at such chief place of business, or at such new location for such chief place of business as such Applicant may establish in accordance with the last sentence of this Section 9.2(d). All Collateral (other than personal property received by HSN Direct) of each Applicant is (or, when received by the Applicant, will be) located at one of the locations for such Applicant listed on Schedule 2 hereof, and will remain located at any one of such locations unless the Applicant shall have given the Administrative Agent at least 30 days' prior written notice of its intention to remove the Collateral from such location, clearly describing the proposed new location which shall be in the United States of America. HSN Direct will provide to the Administrative Agent a list of all locations outside the United States where Collateral owned by HSN Direct is or may be located. No Applicant shall establish a new location for its chief place of business nor shall it change its name until (i) it shall have given to the Administrative Agent not less than 30 days' prior written notice of its intention to do so, clearly describing such new location (which shall be in the United States of America) or name, and providing such other information in connection therewith as the Administrative Agent may reasonably request and (ii) with respect to such new location or name, the Applicants shall have taken all actions satisfactory to the Administrative Agent to maintain the perfection and proof of the Security Interest of the Administrative Agent in the Collateral intended to be granted hereby, including, without limitation, obtaining waivers of warehouseman's liens with respect to such new location.

                 9.3. Further Assurances. Each Applicant will, from time to time and at its own expense, promptly execute, acknowledge, witness and deliver and file and/or record, or cause the execution, acknowledgment, witnessing, delivery, filing and/or recordation of, such specific and further assignment of Collateral and such other documents or instruments, and shall take or cause to be taken such other action as the Administrative Agent may reasonably request for the perfection against such Applicant and all third parties whomsoever of the Security Interest created hereby, or for the continuation and protection thereof, and promptly furnish to the Administrative Agent evidence satisfactory to the Administrative Agent of such action.
Without limiting the generality of the foregoing, each Applicant promptly upon the execution and delivery of this Agreement, and at any time and from time to time thereafter upon the request of the Administrative Agent, will execute, acknowledge, witness and deliver such financing and continuation statements, notices and security agreements, make such notations on its records, and take such other action as the Administrative Agent may reasonably request for the purpose of so perfecting, maintaining and protecting such Security Interest and shall cause this Agreement, any amendment or supplement hereto or thereto and each such financing and continuation statement, notice and security agreements to be filed and/or recorded in such manner and in such places as may be required by applicable law or as the Administrative Agent may reasonably request for such purpose. After written notice to the Applicants, each Applicant hereby authorizes the Administrative Agent to effect any filing and/or recording which the Administrative Agent has requested pursuant to this
Section 9.3 without the signature of such Applicant, to the extent permitted by applicable law. The Administrative Agent shall give the Applicants written notice subsequent to any such filing and/or recording.

                 9.4. Actions by the Administrative Agent. The Administrative Agent may, at any time and from time to time, at its option, after having given notice of its intention to do so to the Applicants, perform any act which is undertaken by any of the Applicants to be performed by such Applicant hereunder but which such Applicant shall have failed to perform, and the Administrative Agent may take any other action which the Administrative Agent may deem necessary for the maintenance, preservation or protection of any of the Collateral or the Security Interest therein, and the Administrative Agent is hereby irrevocably appointed attorney-in-fact of each Applicant for this purpose. The Applicants jointly and severally agree to pay, upon the demand of the Administrative Agent all moneys advanced by the Administrative Agent in connection with any of the foregoing, together with interest thereon at the Default Rate hereunder from the date of such advance to the date of the repayment thereof. Such advances shall constitute additional Secured Obligations hereunder. The making of any such advance by the Administrative Agent shall not, however, relieve any Applicant of liability for any default hereunder until the full amount of all such moneys so advanced and such interest thereon shall have been repaid by the Applicants to the Administrative Agent and such default shall have otherwise been cured.

                 9.5.     Rights and Remedies Upon Default.

                 (a) Rights and Remedies Generally. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall have all the rights and remedies of a secured party under the UCC, or other applicable law, including the power of sale upon notice, and all rights provided herein, all of which rights and remedies shall, to the fullest extent permitted by law, be cumulative.

                 (b) Specific Rights and Remedies. Without limiting the generality of the foregoing:

                 (i) After an Event of Default shall have occurred and so long as it shall be continuing, each Applicant will, at the request of the Administrative Agent, cause all payments made under or in respect of all obligations owed to such Applicant to be paid directly to the Administrative Agent. The Administrative Agent shall hold all such payments as additional Collateral hereunder. The Administrative Agent shall not be liable to any Person for any incorrect or improper payment made pursuant to this Section 9.5(b)(i) in the absence of gross negligence or willful misconduct.

                 (ii) Each Applicant hereby constitutes the Administrative Agent its true and lawful attorney, irrevocably and with full power of substitution, in the name of such Applicant or otherwise, upon the occurrence and during the continuance of any Event of Default, (A) to give notice at any time to each account debtor or other obligor of the fact of assignment of the respective account or other obligation under this Agreement, (B) to demand, receive, compromise, sue for, and give acquittance for, any and all moneys and claims for money due and to become due under or arising out of such accounts and other obligations, (C) to endorse any checks or other instruments or orders in connection therewith, (D) to file any claims or take any actions or institute any proceedings which the Administrative Agent may deem to be necessary or advisable in its sole and complete discretion and to compromise, litigate or settle the same and (E) to take any other action which by the terms of this Agreement is to be taken by such Applicant.

                 (iii)(1) Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent may do any one or more of the following acts:

                                  (A)  exercise all of the rights and remedies
                 of a secured party under the provisions of applicable law;

                                  (B)  institute legal proceedings for the
                 specific performance of any covenant or agreement herein undertaken by each Applicant or for aid in the execution of any power or remedy herein granted;

                                  (C)  institute legal proceedings for the
                 sale, under a judgment or decree of any court of competent jurisdiction, of any of the Collateral;

                                  (D)  institute legal proceedings for the
                 appointment of a receiver or receivers pending foreclosure hereunder or the sale of any of the Collateral under the order of a court of competent jurisdiction or under other legal process;

                                  (E)  personally, or by agents or attorneys,
                 enter into and upon any premises wherein the Collateral or any part thereof may then be situated and take possession of all or any part thereof or render it unusable; and, without being responsible (except for gross negligence or wilful misconduct) for loss or damage, hold, store, and keep idle, or operate, lease, or otherwise use or permit the use of the same or any part thereof, for such time and upon such terms as the Administrative Agent may deem to be in its best interests, and demand, collect, and retain all hire, earnings and all other sums due and to become due in respect of the same from any party whomsoever, accounting only for net earnings, if any, arising from such use, after charging against all receipts from the use of the same and from any subsequent sale thereof, by court proceedings or pursuant to clause (D) of this Section 9.5(b)(iii)(1) all reasonable costs and expenses of, and damages or losses by reason of, such use and/or sale; and/or

                                  (F)  personally, or by agents or attorneys,
                 enter upon and into any place wherein the same may then be located, and take possession of any part or all of the Collateral, with or without process of law and without being responsible for loss or damage (except such as results from the Administrative Agent's gross negligence or wilful misconduct), and sell, lease or otherwise dispose of all or any part of the same, free from any and all claims of any Applicant at law, in equity, or otherwise, at one or more public or private sales, in such place or places, at such time or times, for cash or credit and upon such terms as the

                 Administrative Agent may determine, with or without any previous demand or notice to any Applicant or advertisement and demand, and any right or equity of redemption otherwise required by law are hereby waived by each Applicant to the fullest extent permitted by applicable law. The power of sale hereunder shall not be exhausted by one or more sales, and the Administrative Agent may from time to time adjourn any sale to be made pursuant to this Section 9.5.

                 (2) If the Administrative Agent shall demand possession of the Collateral or any part thereof pursuant hereto, each Applicant will, at its own expense, forthwith cause the Collateral or any part thereof designated by the Administrative Agent to be assembled and made available and/or delivered to the Administrative Agent at any place designated by the Administrative Agent.

                 (3) In the event that any mandatory requirement of applicable law shall obligate the Administrative Agent to give prior notice to any Applicant of any of the foregoing acts, each Applicant agrees that a notice sent to each Applicant in writing by certified U.S. mail, return receipt requested, or by facsimile with receipt thereof acknowledged in writing, at least five Business Days before the date of any such act, at each Applicant's address specified on the signature page hereof (or such other address as shall have been notified to the Administrative Agent in writing), shall be deemed to be reasonable notice of such act and, specifically, reasonable notification of the time and place of any public sale hereunder and reasonable notification of the time after which any private sale or other intended disposition to be made hereunder is to be made.

                 (4) The Administrative Agent shall apply the proceeds from the sale or other disposition of the Collateral in accordance with the terms and provisions of this Agreement, and any balance, after payment in full of all Secured Obligations and all other amounts due hereunder, shall be paid to the Applicants.

                 (5) No sale or other disposition of all or any part of the Collateral by the Administrative Agent pursuant to this

         Section 9.5(b) shall be deemed to relieve any Applicant or either Guarantor of its obligations in respect of the Secured Obligations except to the extent the proceeds thereof are finally and irrevocably applied by the Administrative Agent to the payment of such Secured Obligations.

                 9.6. Release Upon Reimbursement of Drawing. Upon the reimbursement of a Drawing, the security interest granted pursuant to this
Section 9 in the specific items of Collateral related to such Drawing shall be released, without any action by the Administrative Agent.

                 9.7. Waiver by the Applicants. To the fullest extent permitted by law, each Applicant agrees that it will not at any time insist upon, claim, plead, or take any benefit or advantage of any appraisement, valuation, stay, extension, moratorium, redemption or similar law now or hereafter in force in order to prevent, delay, or hinder the enforcement hereof or the absolute sale of any part of the Collateral or the possession thereof by any purchaser at any sale pursuant to Section 9.5(b)(iii) above; and each Applicant, for itself and all who claim through it, as far as it or they now or hereafter lawfully may do so, hereby waives the benefit of all such laws, and all right to have the Collateral marshaled upon any foreclosure hereof, and agrees that any court having jurisdiction to foreclose this Agreement may order the sale of the Collateral as an entirety. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default, each Applicant hereby: (i) authorizes the Administrative Agent, in its sole discretion and without notice to or demand upon any Applicant or either Guarantor and without otherwise affecting the obligations of any Applicant or either Guarantor hereunder or in respect of the Secured Obligations, from time to time to take and hold other collateral (in addition to the Collateral) for payment of the Secured Obligations, or any part thereof, and to exchange, enforce or release such other collateral or any part thereof and to accept and hold any endorsement or guarantee of payment of the Secured Obligations or any part thereof and to release or substitute either Guarantor, any endorser or guarantor or any other Person granting security for or in any other way obligated upon any Secured Obligations or any part thereof and/or to modify or terminate the terms of subordination of any Indebtedness subordinated to any of the Secured Obligations and (ii) waives and releases any and all right to require the Administrative Agent to collect any of the Secured Obligations from any specific item or items of the Collateral, from the Guarantors, from any other Person liable as guarantor or in any other manner in respect of any of the Secured Obligations or from any other collateral.

                 9.8. Purchase By the Administrative Agent, the Issuer or Any Participant. At any public or private sale pursuant to Section 9.5(b)(iii) hereof, the Administrative Agent, the Issuer or any Participant or their respective agents may, to the extent permitted by applicable law, bid for and purchase the Collateral offered for sale, make payment on account thereof as hereinafter provided in this Section 9.8, and, upon compliance in full with the terms of such sale, hold, retain, and dispose of such property without further accountability therefor to any Applicant or any other party. In any such sale to any such purchaser, the purchaser may, for the purposes of making payment for the Collateral or any part thereof so purchased, use any claim for the Secured Obligations then due and payable to it as a credit against the purchase price.

                 9.9 No Representation; Etc. Anything herein contained to the contrary notwithstanding, neither the Administrative Agent nor any of its respective nominees or assignees shall have any obligation or liability by reason of or arising out of this Section 9 to make any inquiry as to the nature or sufficiency of, to present or file any claim with respect to, or to take any action to collect or enforce the payment of, any amounts to which it may be entitled at any time or times by virtue of this Section 9. The Administrative Agent makes no representations or warranties with respect to the Collateral or any part thereof, and the Administrative Agent shall not be chargeable with any obligations or liabilities of any Applicant or any other Person with respect thereto.

                 9.10. Remedies. Each right, power, and remedy herein specifically granted to the Administrative Agent or otherwise available to it shall be cumulative, and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or otherwise; and each right, power and remedy, whether specifically granted herein or otherwise existing, may be exercised at any time and from time to time as often and in such order as may be deemed expedient by the Administrative Agent in its sole and complete discretion; and the exercise or commencement of exercise of any right, power or remedy shall not be construed as a waiver of the right to exercise, at the same time or thereafter, the same or any other right, power or remedy. No delay or omission by the Administrative Agent in exercising any such right or power, or in pursuing any such remedy, shall impair any such right, power or remedy or be construed to be a waiver of any Default on the part of any Applicant or an acquiescence therein. No waiver by the Administrative Agent of any breach or Default of or by any Applicant hereunder shall be deemed to be a waiver of any other or similar, previous or subsequent breach or Default.

                 9.11. Indemnity. Each Applicant hereby jointly and severally agrees to assume liability for, and does hereby agree to indemnify, protect, save and keep harmless the Administrative Agent and its agents and servants, from and against, any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits and reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and those referred to in Section 9.5(b)(iii) hereof), of whatsoever kind or nature, imposed on, incurred by or asserted against the Administrative Agent or its agents and servants, in any way relating to or arising out of this Agreement or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, merchantability, fitness, sale, return or other disposition of any Collateral (other than by reason of the respective indemnitees' own gross negligence or wilful misconduct). Without limiting the generality of the foregoing, each Applicant hereby jointly and severally agrees to reimburse the Administrative Agent for all costs, liabilities or expenses reasonably incurred by them pursuant to any of the duties hereby or thereby created or in the exercise of any duty, right, remedy or power herein or therein imposed or conferred upon either of them (other than any such costs, liabilities and expenses resulting from the Administrative Agent's gross negligence or wilful misconduct). The obligations of the Applicants contained in this Section 9.11 shall survive the termination of this Agreement, the expiration of the Commitment and the discharge of the Applicants' Secured Obligations under this Agreement.

                 9.12. Termination; Release. When all the Secured Obligations (other than Secured Obligations in the nature of continuing indemnitees or expense reimbursement obligations not yet due and payable) have been paid in full and have been terminated and the Commitment of the Issuer to issue any Letter of Credit under this Agreement has expired, the obligations under this Section 9 shall terminate. Upon termination of the obligations under this Section 9 or any release of Collateral in accordance with the provisions of this Agreement, the Administrative Agent shall, upon the request and at the expense of the Applicants, forthwith assign, transfer and deliver to the Applicants, against receipt and without recourse to or warranty by the Administrative Agent, such of the Collateral to be released (in the case of a release) as may be in possession of the Administrative Agent and which shall not have been sold or otherwise applied pursuant to the terms hereof, in the order of and at the expense of the Applicants, and proper instruments (including UCC termination statements on Form UCC-3) acknowledging the termination of the obligations under this Section 9 or the release of such Collateral, as the case may be.

                 Section 10. The Administrative Agent.

                 10.1 Appointment, Powers and Immunities. Each of the Issuer and the Participants hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent hereunder with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section 10.5 and the first sentence of Section 10.6 hereof shall include reference to its Affiliates and each of the officers, directors, employees and agents of itself and of its Affiliates): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement, and shall not by reason of this Agreement be a trustee or other fiduciary for any of the Issuer or the Participants; (b) shall not be responsible to the Issuer or the Participants for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Letter of Credit, any Related

Document or any other document referred to or provided for herein or for any failure by the Applicants or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder, except as provided for under
Section 10.3 hereof and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith, except for its own gross negligence or willful misconduct. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

                 10.2. Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Issuer and the Participants holding a majority of Participation Percentages interest hereunder.

                 10.3. Defaults. The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default unless the Administrative Agent has received notice from the Issuer or any Participant specifying such Default or Event of Default. In the event that the Administrative Agent receives such notice, the Administrative Agent shall give prompt notice thereof to the Issuer and all Participants. The Administrative Agent shall (subject to Section 10.7 and Section 11.4 hereof) take such action with respect to a Default or an Event of Default as shall be directed by the Issuer and the Participants holding a majority of Participation Percentages hereunder; provided, that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or

Event of Default as it shall deem advisable in the best interests of the Issuer and all Participants.

                 10.4. Other Rights of the Administrative Agent. With respect to the other rights of the Administrative Agent (and any successor acting as Administrative Agent) in its capacity as a Participant hereunder, the Administrative Agent shall have the same rights and powers hereunder as any other Participant and may exercise the same as though it were not acting as the Administrative Agent and the term "Participant" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Participant (and any successor acting as Administrative Agent) and its Affiliates may (without having to account therefor to any Participant) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Applicants and the Guarantors (and any of their respective Affiliates or Subsidiaries) as if it were not acting as the Administrative Agent and the Participant and its Affiliates may accept fees and other consideration from the Applicants and the Guarantors (and any of their respective Affiliates or Subsidiaries) for services in connection with this Agreement or otherwise without having to account for the same to any other Participant.

                 10.5. Indemnification. Each of the Issuer and the Participants agrees to indemnify the Administrative Agent (to the extent not reimbursed under Section 11.3 hereof, but without limiting the obligations of the Applicants under said Section 11.3), ratably in accordance with their respective Participation Percentages, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (including reasonable attorneys' fees) of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other documents contemplated by or referred to herein or the transactions contemplated hereby or the enforcement of any of the terms hereof or of any such other documents, provided that no party shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Administrative Agent.

                 10.6. Non-Reliance on Administrative Agent. Each of the Issuer and the Participants agrees that it has, independently and without reliance on the Administrative Agent, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Applicants, the Guarantors and their respective Affiliates and Subsidiaries and its own decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement, the Letters of Credit or any Related Documents. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Applicants or the Guarantors of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of the Applicants, the Guarantors or any of their respective Affiliates and Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Issuer and the Participants by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any such party with any credit or other information concerning the affairs, financial condition or business of the Applicants, the Guarantors or any of their respective Affiliates or Subsidiaries which may come into the possession of the Administrative Agent or any of its Affiliates.

                 10.7. Failure to Act. Except for action expressly required of the Administrative Agent hereunder, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Issuer and the Participants against any and all liability and expense (other than that arising from gross negligence or willful misconduct) which may be incurred by it by reason of taking or continuing to take any such action.

                 10.8. Resignation or Removal of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Issuer, the Participants, the Applicants and the Guarantors, and the Administrative Agent may be removed at any time with or without cause by the Issuer and the Participants holding a majority of Participation Percentages hereunder. Upon any such resignation or removal, the Issuer and the Participants holding a majority of Participation Percentages hereunder shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Issuer and the Participants holding a majority of Participation Percentages hereunder and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Issuer's and the Participants' holding a majority of Participation Percentages hereunder removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Issuer and the Participants, appoint a successor Administrative Agent, which shall be a bank which has an office in New York, New York with a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

                 10.9. Administrative Agent's Office. The Administrative Agent acts initially through its office designated on the signature pages hereof, but may transfer its functions as Administrative Agent to any other office, branch or affiliate of The Bank of New York Company, Inc. at any time by giving prompt, subsequent written notice to each of the other parties to this Agreement.

                 Section 11. Miscellaneous.

                 11.1. Waiver. No failure on the part of the Issuer, the Administrative Agent or any Participant to exercise, no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement, any Letter of Credit or any other Related Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Letter of Credit preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                 11.2. Notices. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made by telex, telecopy, telegraph, cable or in writing and telexed, telecopied, telegraphed, cabled, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier (with receipt confirmed either mechanically or in writing by a person at the office of the recipient), personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

                 11.3. Expenses, Etc. The Applicants and the Guarantors jointly and severally agree to pay or reimburse each of the Issuer, the Administrative Agent and the Participants for:

                 (a) all costs and expenses of the Issuer, the Administrative Agent and each Participant (including, without limitation, reasonable attorneys' fees and expenses) in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the Letters of Credit and any related documents, and
         (ii) any amendment, modification or waiver of any of the terms of this Agreement or any of the Letters of Credit or any Related Document (whether or not any such amendment, modification or waiver is signed or becomes effective);

                 (b) all reasonable costs and expenses of the Issuer, the Administrative Agent and each Participant (including reasonable attorneys' fees and expenses) in connection with the enforcement of this Agreement, any of the Letters of Credit or any Related Document and protection of the rights of the Issuer, the Administrative Agent and each Participant against any of the Applicants, the Guarantors or any of their respective assets; and

                 (c) all transfer, stamp, documentary and other similar taxes, assessments or charges (including, without limitation, penalties and interest) levied by any governmental or revenue authority in respect of this Agreement, any Letter of Credit or any Related Document.

Each Applicant and each Guarantor hereby agrees to indemnify the Issuer, the Administrative Agent and each Participant and their respective Affiliates, directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to or arising out of this Agreement, or any Related Document of the Issuer and the Participants, or any aspect thereof, or from any actual or proposed use by the Applicants, the Guarantors or any of their respective Affiliates or Subsidiaries of the proceeds of any of the Letters of Credit or from an alleged breach of this Agreement or any Related Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

                 11.4. Amendments, Etc. This Agreement may not be amended, supplemented or modified except in accordance with the provisions of this subsection without the prior written consent of the Participants holding a majority of the Participation Percentages hereunder; provided, however, that, without the consent of each of the Participants, no such amendment, supplement, modification or waiver shall (i) extend any date fixed for the payment of principal of or Default Interest on any Unreimbursed Drawing, (ii) extend the Commitment Terminate Date, (iii) reduce the rate at which either Default Interest is payable thereon or Fees are payable hereunder to a level below the rate at which the Participant is entitled to receive Default Interest or Fees (as the case may be) in respect of such participation,

(iv) release either Guarantor from any of its obligations under this Agreement or (v) release any Collateral except as otherwise permitted by this Agreement; and provided, further, that without the consent of the Issuer or the Administrative Agent, as the case may be, the rights and obligations of the Issuer or the Administrative Agent, respectively, may not be amended.

                 11.5. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                 11.6.    Assignments and Participation.

                 (a) Neither any Applicant nor either Guarantor may assign any of its rights or obligations hereunder without the prior written consent of the Issuer, the Administrative Agent and each Participant.

                 (b) Any Participant may assign all, or a portion of its Participation Percentage in the Commitment, the Letters of Credit and Unreimbursed Drawings, without the prior consent of any Applicant or either Guarantor; provided that partial assignments to any Person other than an office, branch or affiliate of the Issuer or any Participant shall be in a principal amount of not less than $5,000,000. Notwithstanding the foregoing or any contrary provision of this Agreement, The Bank of New York Company, Inc. hereby agrees that it will, so long as the Commitment is in effect, hold for its own account a Participation Percentage equal to at least 51%. Upon (A) written notice to the Applicants of an assignment, identifying in detail reasonably satisfactory to the Applicants the proposed assignee and the amount of the Commitment, the Letters of Credit and the Unreimbursed Drawings assigned, (B) payment by the assignor or the assignee to the Administrative Agent, for the Administrative Agent's own account, of a recordation fee of $2,500, (C) the execution of a counterpart signature page to this Agreement, and (D) execution by the assignee of a written instrument binding such assignee to the terms and conditions of the Intercreditor Agreement in form and substance reasonably satisfactory to the R/C Administrative Agent (as defined in the Intercreditor Agreement), the assignee shall have, as of the date of effectiveness of such assignment and to the extent of such assignment, the obligations, rights and benefits of, and shall be deemed for all purposes hereunder, a Participant party hereto holding a Participation Percentage in the Commitment, the Letters of Credit and the Unreimbursed Drawings assigned to it (in addition to the Commitment, the Letters of Credit and the Unreimbursed Drawings theretofore held by such assignee) and the assignor shall be released from such obligations to such extent.

                 (c) Any Participant may sell to one or more other Persons a participation in all or any part of its Participation Percentage in the Commitment, the Letters of Credit and the Unreimbursed Drawings, in which event each such participant shall be entitled to the rights and benefits of the provisions of Sections 2 and 5.1(i) of this Agreement with respect to its participation in such Commitment, Letters of Credit and Unreimbursed Drawings as if (and the Applicants and the Guarantors shall be directly obligated to such Participant under such provisions as if) such participant were a "Participant" for purposes of said Sections, but shall not have any other rights or benefits under this Agreement; provided, that all amounts payable by any Applicant or either Guarantor to the Issuer and any Participant under
Section 2 hereof in respect of any Unreimbursed Drawing shall be determined as if the Issuer or any Participant had not sold any participations in such Participation Percentage and as if such Participant were funding all of such Unreimbursed Drawings in the same way that it is funding the portion of such Unreimbursed Drawings in which no participations have been sold.

                 (d) Each Participant that is not organized under the laws of the United States or of any political subdivision thereof agrees that it will deliver to the Applicants on the date it acquires its Participation Percentage hereunder and thereafter as may be required from time to time by applicable law or regulation United States Internal Revenue Service Form 4224 or 1001 (or any successor form) or such other form as from time to time may be required to demonstrate that payments made by any Applicant to the Issuer under this Agreement either are exempt from United States Federal withholding taxes or are payable at a reduced rate (if any) specified in any applicable tax treaty or convention.

                 (e) In addition to the assignments and participations permitted under the foregoing provisions of this Section 11.6, the Issuer or any Participant may assign and pledge all or any portion of its rights hereunder to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the Issuer or any Participant from its obligations hereunder.

                 (f) The Issuer or any Participant may furnish any information concerning the Applicants, the Guarantors or any of their respective Affiliates or Subsidiaries in the possession of the Issuer or any Participant from time to time to assignees and participants (including prospective assignees and participants).

                 11.7. Confidentiality. The Issuer, the Administrative Agent and each Participant acknowledge that certain of the information to be furnished to them pursuant to this Agreement may be non-public information. Each of the Issuer, the Administrative Agent and the Participants hereby agrees that it will keep all information so furnished to it pursuant hereto confidential in accordance with its normal banking procedures and, except in accordance with such procedures, will make no disclosure to any other Person of such information until the same shall have become public, except (i) in connection with matters involving this Agreement (including, without limitation, litigation involving any Applicant or either Guarantor) and with the obligations of the Issuer, the Administrative Agent and each Participant under law or regulation, (ii) pursuant to subpoenas or similar process, (iii) to governmental authorities or examiners, (iv) to independent auditors or counsel, (v) to any parent or corporate Affiliate of the Issuer, the Administrative Agent and any Participant or (vi) to any Participant or proposed participant or assignee or proposed assignee hereunder so long as such participant or proposed participant or assignee or proposed assignee (a) is not in the same general type of business as HSN or any of its Subsidiaries on the date of such disclosure and (b) agrees in writing to accept such information subject to the restrictions provided in this Section 11.7; provided, that in no event shall the Issuer, the Administrative Agent or any Participant be obligated or required to return any materials furnished by the Applicants, the Guarantors or any of their respective Affiliates or Subsidiaries.

                 11.8. Survival. Without limiting the survival of any other obligations of the Applicants, the Guarantors, the Issuer, the Administrative Agent or any Participant hereunder, the obligations of the Applicants and the Guarantors under Sections 2.4 and 11.3 hereof and the obligations of the Issuer and the Participants under Section
10.5 hereof, shall survive the repayment of the Unreimbursed Drawings, the expiration of the Letters of Credit and the termination of the Commitment and the BNY L/C Facility.

                 11.9. Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                 11.10. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                 11.11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 500. AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, EACH LETTER OF CREDIT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                 11.12. JURISDICTION. EACH APPLICANT AND EACH GUARANTOR HEREBY AGREES THAT:

                 (A) ANY SUIT, ACTION OR PROCEEDING AGAINST ANY APPLICANT OR EITHER GUARANTOR WITH RESPECT TO THIS AGREEMENT, THE LETTERS OF CREDIT OR ANY DOCUMENTS RELATED HERETO OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT THEREOF MAY BE BROUGHT IN THE SUPREME COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK, IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, OR IN ANY STATE OR FEDERAL COURT SITTING IN THE STATE OF FLORIDA (COLLECTIVELY, THE "SUBJECT COURTS"), AS THE ISSUER, THE ADMINISTRATIVE AGENT OR ANY PARTICIPANT MAY ELECT IN ITS SOLE DISCRETION AND EACH APPLICANT AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF EACH OF THE SUBJECT COURTS FOR THE PURPOSE OF ANY SUCH SUIT,

         ACTION, PROCEEDING OR JUDGMENT. EACH APPLICANT AND EACH GUARANTOR HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING IN ANY OF THE SUBJECT COURTS BY THE MAILING THEREOF BY THE ISSUER, THE ADMINISTRATIVE AGENT OR ANY PARTICIPANT BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ANY APPLICANT OR EITHER GUARANTOR, AS THE CASE MAY BE, ADDRESSED AS PROVIDED IN SECTION
         11.2 HEREOF. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF THE ISSUER, THE ADMINISTRATIVE AGENT OR ANY PARTICIPANT TO SERVE ANY SUCH WRITS, PROCESS OR SUMMONSES IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR TO BRING PROCEEDINGS AGAINST ANY APPLICANT OR EITHER GUARANTOR IN ANY COMPETENT COURT OF ANY OTHER JURISDICTION OR JURISDICTIONS, AND IN SUCH MANNER, AS MAY BE PERMITTED BY APPLICABLE LAW.

                 (B) EACH APPLICANT AND EACH GUARANTOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING IN RESPECT OF THIS AGREEMENT, THE LETTERS OF CREDIT OR ANY OTHER DOCUMENTS IN CONNECTION HEREWITH, ANY OBJECTION TO THE LAYING OF VENUE IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY OF THE SUBJECT COURTS, AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING IN ANY OF THE SUBJECT COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                 11.13. The Collateral Agent. By executing this Agreement, the Issuer and the Participants irrevocably appoint and authorize the Collateral Agent, in its capacity as Collateral Agent under the Pledge Agreement, to act as its agent under the Pledge Agreement with such powers as are specifically delegated to the Collateral Agent by the terms of the Amended Revolving Credit Agreement and the Pledge Agreement, together with such other powers as are reasonably incident thereto. The Issuer and the Participants, hereby agree to the incorporation by reference of Section 11 of the Amended Revolving Credit Agreement in its entirety and agree that each reference in such Section 11 to the "Administrative Agent" shall also be deemed to refer to LTCB Trust Company, in its capacity as Collateral Agent under the Pledge Agreement.

                 11.14. Severability. Any provision of this Agreement or the Letters of Credit that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                  HOME SHOPPING CLUB, INC.,
                                           as an Applicant


                                  By ______________________________
                                     Title: Treasurer

                                  11831 30th Court North
                                  St. Petersburg, Florida 33716
                                  Telecopier No.:  (813) 539-6505
                                  Telephone No.:   (813) 572-8585

                                  Attention:  Finance Department

                                  with a copy to:

                                  "Legal Department"

                                  Telecopier No.:  (813) 573-0866

                                  HSN MAIL ORDER, INC.,
                                           as an Applicant


                                  By ______________________________
                                     Title: Treasurer

                                  11831 30th Court North
                                  St. Petersburg, Florida 33716
                                  Telecopier No.:  (813) 539-6505
                                  Telephone No.:   (813) 572-8585

                                  Attention:  Finance Department

                                  with a copy to:

                                  "Legal Department"

                                  Telecopier No.:  (813) 573-0866

                                  HSN DIRECT, INC.,
                                           as an Applicant


                                  By ______________________________
                                     Title: Treasurer

                                  11831 30th Court North
                                  St. Petersburg, Florida 33716
                                  Telecopier No.:  (813) 539-6505
                                  Telephone No.:   (813) 572-8585

                                  Attention:  Finance Department

                                  with a copy to:

                                  "Legal Department"

                                  Telecopier No.:  (813) 573-0866

                                  HSN REALTY, INC.,
                                           as a Guarantor


                                  By ______________________________
                                     Title: Treasurer

                                  11831 30th Court North
                                  St. Petersburg, Florida 33716
                                  Telecopier No.:  (813) 539-6505
                                  Telephone No.:   (813) 572-8585

                                  Attention:  Finance Department

                                  with a copy to:

                                  "Legal Department"

                                  Telecopier No.:  (813) 573-0866


                                  HOME SHOPPING NETWORK, INC.,
                                           as a Guarantor


                                  By ______________________________
                                     Title: Treasurer

                                  11831 30th Court North
                                  St. Petersburg, Florida 33716
                                  Telecopier No.:  (813) 539-6505
                                  Telephone No.:   (813) 572-8585

                                  Attention:  Finance Department

                                  with a copy to:

                                  "Legal Department"

                                  Telecopier No.:  (813) 573-0866

                                  THE BANK OF NEW YORK,
                                           as the Issuer


                                  By ______________________________
                                    Title:

                                  Address for Notices:
                                     One Wall Street
                                     16th Floor
                                     New York, New York  10286
                                  Telecopier No.:  (212) 635-8679
                                                or (212) 635-8634
                                  Telephone No.:   (212) 635-8741

                                  Attention:  Brian Marshall


                                  THE BANK OF NEW YORK,
                                           as the Administrative Agent


                                  By ______________________________
                                    Title:

                                  Address for Notices:
                                     One Wall Street
                                     16th Floor
                                     New York, New York  10286
                                  Telecopier No.:  (212) 635-8679
                                               or  (212) 635-8634
                                  Telephone No.:   (212) 635-8741

                                  Attention:  Brian Marshall

                                 PARTICIPANTS


Participation Percentage          THE BANK OF NEW YORK COMPANY, INC.,
------------------------                   as a Participant

         100%


                                  By ______________________________
                                    Title:

                                  Address for Notices:
                                     One Wall Street
                                     16th Floor
                                     New York, New York  10286

                                  Telecopier No.:  (212) 635-8679
                                               or  (212) 635-8634
                                  Telephone No.:   (212) 635-8741

                                  Attention:  Brian Marshall

                                                                      SCHEDULE 1



                     [List of Converted Letters of Credit]

                                                                      SCHEDULE 2


                    Place of Business/Location of Collateral


Applicants

Home Shopping Club, Inc.
HSN Mail Order, Inc.
HSN Direct, Inc.

                 Principal Place of Business for the Applicants

                             11831 30th Court North
                         St. Petersburg, Florida 33716

                            Locations of Collateral

                                 115 Brand Road
                             Salem, Virginia 24156

                              209 Roosevelt Street
                            Cedar Falls, Iowa 50613

                            2510 118th Avenue North
                         St. Petersburg, Florida 33716

                                                                       EXHIBIT A


                     [Form of Letter of Credit Application]

                                                                       EXHIBIT B




       [Form of Opinion of Counsel to the Applicants and the Guarantors]

                                                                       EXHIBIT C



                           [Form of Pledge Agreement]

                                                                       EXHIBIT D



                       [Form of Intercreditor Agreement]





                                      D-1